Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 333-195673

UNDER THE SECURITIES ACT OF 1933

 _______________________

AKORN, INC.

(Exact name of registrant as specified in its charter)

Louisiana (State of Incorporation)	72-0717400 (I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300

Lake Forest, Illinois 60045

(847) 279-6100

(Address of principal executive offices)

AKORN, INC. 2014 STOCK OPTION PLAN

(Full title of the plan)

Joseph Bonaccorsi, Esq.

Executive Vice President, General Counsel and Secretary

Akorn, Inc.

1925 W. Field Court, Suite 300

Lake Forest, Illinois 60045

(847) 279-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company Emerging Growth company	☐ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On May 2, 2014, Akorn, Inc. (the “Company”) filed a Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-195673, registering 7,500,000 shares of Company common stock, no par value (the “Shares”), to be issued to participants under the Akorn, Inc. 2014 Stock Option Plan (the “2014 Plan”). The Company is no longer issuing equity awards under the 2014 Plan. This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement is being filed in order to withdraw and remove from registration 2,727,377 Shares that were registered under the Registration Statement and that remain unissued and not subject to any outstanding awards under the 2014 Plan. The Registration Statement shall remain in effect for 4,492,968 Shares for purposes of outstanding awards granted under the 2014 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Forest, State of Illinois, on May 4, 2017.

AKORN, INC.

By:	/s/ Rajat Rai
Rajat Rai

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Rajat Rai	Chief Executive Officer	May 4, 2017
Rajat Rai	(Principal Executive Officer)

/s/ Duane A. Portwood	Executive Vice President and Chief Financial Officer	May 4, 2017
Duane A. Portwood	(Principal Financial Officer)

/s/ Randall E. Pollard	Corporate Controller and Chief Accounting Officer	May 4, 2017
Randall E. Pollard	(Principal Accounting Officer)

/s/ John N. Kapoor, PH.D.	Director, Chairman of the Board	May 4, 2017
John N. Kapoor, Ph.D

/s/ Kenneth S. Abramowitz	Director	May 4, 2017
Kenneth S. Abramowitz

/s/ Adrienne L. Graves	Director	May 4, 2017
Adrienne L. Graves

/s/ Ronald M. Johnson	Director	May 4, 2017
Ronald M. Johnson

/s/Steven J. Meyer	Director	May 4, 2017
Steven J. Meyer

/s/Terry Allison Rappuhn	Director	May 4, 2017
Terry Allison Rappuhn

/s/ Brian Tambi	Director	May 4, 2017
Brian Tambi

/s/ Alan Weinstein	Director	May 4, 2017
Alan Weinstein